Execution Version

The liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this agreement and the rights and obligations evidenced hereby with respect to such liens and security interests are subject to the provisions of that certain Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, referred to in this paragraph as the “Intercreditor Agreement”), dated as of March 9, 2015 between BANK OF AMERICA, N.A., a national banking association, as the ABL lender (including its successors and assigns from time to time), GFIE, LLC, a Florida limited liability company, as the term loan lender (including its successors and assigns from time to time), and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control, and each party to hereto hereby acknowledges that it is bound by the provisions of the Intercreditor Agreement.

DOMAIN NAME COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

This DOMAIN NAME COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (this “Agreement”) dated as of March 9, 2015, is entered into by and among Blyth, Inc., a Delaware corporation (“Blyth”), Blyth Home Expressions, Inc., a Delaware corporation (“Blyth Home”), Blyth Direct Selling Holdings, Inc., a Delaware corporation (“Blyth Direct”), Blyth Catalog & Internet Holdings, Inc., a Delaware corporation (“Blyth CI”), Purple Tree, Inc., a Delaware corporation (“Purple Tree”), PartyLite Holding, Inc., a Delaware corporation (“PartyLite Holding”), Silver Star Brands, Inc., a Wisconsin corporation (“Silver Star”), PartyLite Gifts, Inc., a Virginia corporation (“PartyLite Gifts”), BJI Corporation, a Delaware corporation (“BJI”), PartyLite Worldwide, LLC, a Delaware limited liability company (“PartyLite WW”), Candle Corporation of America (Delaware), a Delaware corporation (“Candle Corp (DE)”), Candle Corporation of America, a New York corporation (“Candle Corp”), and KWA, Inc., a Minnesota corporation, (“KWA” and together with, Blyth, Blyth Home, Blyth Direct, Blyth CI, Purple Tree, PartyLite Holding, Silver Star, Partylite Gifts, BJI, PartyLite WW, Candle Corp (DE), and Candle Corp, collectively, the “Assignors” and each an “Assignor”), and GFIE, LLC, a Florida limited liability company (the “Lender”).

W I T N E S S E T H

WHEREAS, the Lender is extending a term loan to Assignors in an original principal amount of $35,000,000.00 (the “Loan”), pursuant to a Term Loan and Security Agreement of even date herewith by and among the Assignors and the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and as evidenced by a Term Note of even date herewith in the original principal amount of $35,000,000.00 made by Assignors in favor of the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Note” (which term shall also include any promissory note issued in replacement or substitution of such Term Note)); and

WHEREAS, pursuant to the Loan Agreement, the Assignors have granted to the Lender a first priority security interest in the Collateral (as defined in the Loan Agreement) which is now or hereafter owned by the Assignors, including without limitation the Domain Names and Domain Name applications listed on Schedule A attached hereto, all to secure the payment and performance of the Assignors’ Obligations (as defined below) under the Loan Agreement; and

WHEREAS, this Agreement is supplemental to the provisions contained in the Loan Agreement; and

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    DEFINITIONS.

All capitalized terms used herein without definitions shall have the respective meanings provided for in the Loan Agreement. The following terms shall have the meanings set forth in this Section 1 or elsewhere in this Agreement as referred to below:

Collateral. Shall have the same meaning as ascribed to that term in the Loan Agreement.

Domain Names. All Domain Names and Domain Name registration applications, that are owned by the Assignors or in which the Assignors have any right, title or interest, now or in the future, including but not limited to all derivatives or variations, whether authorized or unauthorized, including those listed on Schedule A attached hereto (as the same may be amended pursuant hereto from time to time).

Domain Name Collateral. All of the Assignors’ right, title and interest in and to all of the Domain Names, the Domain Name License Rights, and all other Domain Name Rights, and Proceeds (including insurance proceeds) of any and all of the foregoing, and all books and records and technical information and data describing or used in connection with any and all such rights, interests, assets or property. Notwithstanding the foregoing, the Domain Name Collateral does not and shall not include (i) any Domain Name that would be rendered invalid, abandoned, void or unenforceable by reason of tis being included as part of the Domain Name Collateral or (ii) any non-U.S. assets or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets, including any intellectual property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required); provided, however, the exclusion in clause (i) above shall in no way be construed to apply if any such prohibition would be rendered ineffective under the UCC (including Sections 9-406, 9-407 and 9-408 thereof) or other Applicable Law (including the United States bankruptcy code) or principles of equity.

Domain Name License Rights. Any and all present or future rights and interests of any Assignor pursuant to any and all present and future licensing agreements in favor of any Assignor, or to which any Assignor is a party, pertaining to any Domain Names, or Domain Name Rights, owned or used by third parties in the present or future, including the right (but not the obligation) in the name of any Assignor or the Lender to enforce, and sue and recover for, any past, present or future breach or violation of any such agreement.

Domain Name Rights. Any and all present or future rights in, to and associated with the Domain Name Collateral throughout the world, whether arising under federal law, state law, common law, foreign law, or otherwise. Such interest and right shall be held to the full extent of the term for which the Domain Names are registered, including any renewal thereof to the extent obtained by Assignors.

Event of Default. Shall have the same meaning as ascribed to that term in the Loan Agreement.

ICANN. The Internet Corporation for Assigned Names and Numbers.

Obligations. Shall have the same meaning as ascribed to that term in the Loan Agreement.

Proceeds. Any consideration received from the sale, exchange, license, lease or other disposition or transfer of any right, interest, asset or property which constitutes all or any part of the Domain Name Collateral, any value received as a consequence of the ownership, possession, use or practice of any Domain Name Collateral, and any payment received from any insurer or other person or entity as a result of the destruction or the loss, theft or other involuntary conversion of whatever nature of any right, interest, asset or property which constitutes all or any part of the Domain Name Collateral.

Registrar. Any domain name registrar with whom the Domain Names are registered or that manages the registration of Domain Names.

Registry. Any domain name registry that maintains the ccTLD or gTLD associated with the Domain Names and that is accredited by ICANN.

2.    GRANT OF COLLATERAL ASSIGNMENT AND SECURITY INTEREST.

2.1.    Security Interest; Assignment of Domain Names.  As collateral security for the payment and performance in full of all of the Obligations, each Assignor hereby unconditionally grants to the Lender, a continuing security interest in and first priority lien on the Domain Name Collateral, and pledges and mortgages (but does not transfer title to) the Domain Name Collateral to the Lender. In addition, the Assignors have executed in blank and delivered to the Lender an assignment of registered Domain Names in substantially the form of Exhibit 1 hereto (the “Assignment of Domain Names”). The Assignors hereby authorize the Lender to complete as assignee and record the Assignment of Domain Names existing at the time of completion, or take other appropriate steps to transfer effective ownership and control of the Domain Names existing at the time of completion,, with the respective Registrar upon the occurrence and during the continuance of an Event of Default and the exercise of the Lender’s remedies under this Agreement and the Loan Agreement.

2.2.    Supplemental Security Agreement.  Pursuant to the Loan Agreement, the Assignors have granted to the Lender, a continuing security interest in and first priority lien on the Collateral (including the Domain Name Collateral). The Loan Agreement, and all rights and interests of the Lender in and to the Collateral (including the Domain Name Collateral) thereunder, are hereby ratified and confirmed in all respects. In no event shall this Agreement, the grant, assignment, transfer and conveyance of the Domain Name Collateral hereunder, or the recordation of this Agreement (or any document hereunder) with the respective Registry, adversely affect or impair, in any way or to any extent, the Loan Agreement, the security interest of the Lender in the Collateral (including the Domain Name Collateral) pursuant to the Loan Agreement and this Agreement, the attachment and perfection of such security interest under the Uniform Commercial Code (including the security interest in the Domain Name Collateral), or any present or future rights and interests of the Lender in and to the Collateral under or in connection with the Loan Agreement, this Agreement or the Uniform Commercial Code. Any and all rights and interests of the Lender in and to the Domain Name Collateral (and any and all Obligations of the Assignors with respect to the Domain Name Collateral) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Lender (and the Obligations of the Assignors) in, to or with respect to the Collateral (including the Domain Name Collateral) provided in or arising under or in connection with the Loan Agreement and shall not be in derogation thereof. THE LENDER DOES NOT ASSUME ANY LIABILITY ARISING IN ANY WAY BY REASON OF HOLDING SUCH COLLATERAL.

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

Each Assignor represents, warrants and covenants that, as of the date such representations and warranties are made and as of the date of any update to the Schedules required under Section 6 hereof: (i) Schedule A attached hereto sets forth a true and complete list of all of the Domain Names and Domain Name applications now owned, licensed, controlled or used by such Assignor; (ii) the Domain Names are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the Domain Names; (iii) each of the Domain Names is valid; (iv) to the knowledge of each Assignor, there is no infringement or adverse use by others of the Domain Name Collateral or Domain Name Rights; (v) Assignor has not received and is not aware of any claim made that the use of any of the Domain Name Collateral does or may violate the rights of any third person, and there is no infringement by such Assignor of the rights of others with respect to the Domain Name Collateral; (vi) such Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Domain Names (other than ownership and other rights reserved by third party owners with respect to Domain Names which such Assignor is licensed to use, which, as of the date hereof are as set forth on Schedule A and excluding rights granted to others under existing licenses of the Domain Names set forth on Schedule B), free and clear of any liens, charges, encumbrances and adverse claims, including without limitation pledges, assignments, licenses, registered user agreements, and covenants by such Assignor not to sue third persons, other than the security interest and assignment created by the Loan Agreement, this Agreement and the Loan Documents, any Permitted Liens and any and all agreements entered between Assignors on the one hand and ICANN, any Registry, any Registrar, or any ISP that hosts any website associated with any Domain Name (the “Domain Name Authorities”) on the other hand as it relates to the registration, enforcement, maintenance, or hosting of any Domain Names; (vii) such Assignor has the unqualified right to enter into this Agreement and perform its terms and, to the extent necessary and with the exception of the Domain Name Authorities, has entered and will enter into written agreements with each of its present and future employees, lenders, consultants, licensors and licensees which will enable it to comply with the covenants herein contained; (viii) this Agreement, together with the Loan Agreement, will create in favor of the Lender, a valid and perfected first priority security interest in the Domain Name Collateral upon making the filings referred to in clause (ix) of this Section 3 and shall not challenge such interest; and (ix) except for the filing of financing statements with the respective Secretary of State for each state within which such Assignor has an office or ongoing operations under the Uniform Commercial Code and the recording of this Agreement with the appropriate Registrar, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (1) for the grant by such Assignor or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Agreement by such Assignor, or (2) for the perfection of or the exercise by the Lender of any of its respective rights and remedies hereunder; provided, however, that with respect to any such non-U.S. Domain Name Collateral, the security interest and assignment created hereunder shall be perfected only to the extent perfection of a security interest may be achieved in such non-U.S. Domain Name Collateral by filing financing statements under the UCC and filings to record the security interests granted pursuant to this agreement with the appropriate Registrar.

4.    NO TRANSFER OR INCONSISTENT AGREEMENTS.

Without the Lender’s prior written consent and except for (i) existing licenses of the Domain Name Collateral to those parties set forth on Schedule B and (ii) licenses of the Domain Name Collateral granted after the date hereof in the ordinary course of each Assignor’s business consistent with its past practices, each Assignor will not (a) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Domain Name Collateral (except, in each case, as provided by this Agreement or the Loan Agreement), or (b) enter into any agreement (for example, a license agreement) that is inconsistent with such Assignor’s Obligations under this Agreement or the Loan Agreement. Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing, nothing in this provision is intended to or shall prohibit or prevent any Assignor, in the ordinary course of its business, and consistent with its past practices and the terms of the Loan Agreement, from being permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of, abandon or otherwise allow to lapse any Domain Name or Domain Name Rights. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Lender shall from time to time, upon the request of the respective Assignor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Assignor shall have certified are appropriate in its judgment to allow it to take any action permitted above.

5.    AFTER-ACQUIRED DOMAIN NAMES, ETC.

5.1.    After-Acquired Domain Names.  If, before the Obligations shall have been finally paid and satisfied in full, any Assignor shall obtain any right, title or interest in or to any other or new Domain Names, Domain Name License Rights or Domain Name applications, or become entitled to the benefit of any Domain Name application or Domain Names or any variation or improvement on any of the Domain Name Collateral, the provisions of this Agreement shall automatically apply thereto and any such Assignor shall promptly give to the Lender notice thereof in writing and execute and deliver to the Lender such documents or instruments as the Lender may reasonably request further to implement, preserve or evidence the Lender’s interests therein.

5.2.    Amendment to Schedule.  Assignors hereby authorize the Lender to modify this Agreement and the Assignment of Domain Names, without the necessity of any Assignor’s further approval or signature, by amending Schedule A hereto and the Annex to the Assignment of Domain Names hereto to include any future or other Domain Names, Domain Name License Rights or Domain Name Rights owned by the Assignors under Section 2 or Section 5 hereof and/or to delete Domain Names, Domain Name License Rights or Domain Name Rights terminated by any Assignor in the ordinary course of business. Assignors shall notify the Lender semiannually of such terminations, if any.

6.    DOMAIN NAME PROSECUTION.

6.1.    Assignors Responsible.  Assignors shall assume full and complete responsibility for the prosecution, grant, enforcement or any other necessary or desirable actions in connection with the Domain Name Collateral, and shall hold the Lender harmless from any and all costs, damages, liabilities and expenses which may be incurred by the Lender in connection with the Lender’s interest in any of the Domain Name Collateral or any other action or failure to act in connection with this Agreement or the transactions contemplated hereby. In respect of such responsibility, Assignors shall retain counsel acceptable to the Lender.

6.2.    Assignors’ Duties, etc.  Each Assignor shall have the right and the duty, through counsel acceptable to the Lender, to prosecute diligently any registration applications of the Domain Names pending as of the date of this Agreement or thereafter, and to preserve and maintain all rights in the Domain Names, including, without limitation, the filing of any appropriate renewal applications and other instruments to maintain in effect the Domain Names and the payment when due of all registration renewal fees and other fees, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the Domain Names and the right but not the duty to make application for other variations of the Domain Names. The aforementioned rights and duties are subject to any Assignor’s right to abandon, drop or decline to maintain or renew any Domain Names or Domain Name Rights in the ordinary course of business. Any expenses incurred in connection with such applications and actions shall be borne by the Assignors. The Lender hereby appoints each Assignor as its agent for all matters referred to in the foregoing provisions of this Section 6 and agrees to execute any documents necessary to confirm such appointment. Upon the occurrence and during the continuance of an Event of Default, the Lender may terminate such agency by providing written notice of termination to such Assignor.

6.3.    Assignors’ Enforcement Rights.  Each Assignor shall have the right, with the consent of the Lender, which consent shall not be unreasonably withheld, to bring suit or other action in such Assignor’s own name to maintain and enforce the Domain Name Collateral, the Domain Name License Rights and the Domain Name Rights. The Lender shall be required to join in such suit or action as may be necessary to assure such Assignor’s ability to bring and maintain any such suit or action in any proper forum so long as the Lender is completely satisfied that such joinder will not subject it to any risk of liability or if required by law or any order of any Court or tribunal. To the extent Lender does not join in any proceeding, Lender shall cooperate to the extent reasonably required by Assignors for purposes of Assignors’ enforcement rights as they relate to the Domain Name Collateral. Such Assignor shall promptly, upon demand, reimburse and indemnify the Lender for all damages, costs and expenses, including reasonable legal fees, incurred by the Lender pursuant to this Section 6.

6.4.    Protection of Domain Names, etc.  In general, Assignors shall take any and all such actions (including, but not limited to, institution and maintenance of suits, proceedings or actions) that in their discretion they determine to be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Domain Name Collateral other than Domain Name Rights and Domain Names dropped or not renewed in the ordinary course of business. Assignors shall not take or fail to take any action, nor permit any action to be taken or not taken by others under their control, which would adversely affect the validity, grant or enforcement of any of the Domain Name Collateral other than Domain Name Rights and Domain Names dropped or not renewed in the ordinary course of business.

6.5.    Notification by Assignors.  Promptly upon obtaining knowledge thereof, each Assignor will notify the Lender in writing of the institution of, or any final adverse determination in, any proceeding by any Registry, ICANN or any similar office or agency of the United States or any foreign country, or any court, or any private registry or organization having authority over disputes with respect to domain names regarding the validity of any of the Domain Names or such Assignor’s rights, title or interests in and to any of the Domain Name Collateral, and of any event which does or reasonably could materially adversely affect the value of any of the Domain Name Collateral, the ability of such Assignor or the Lender to dispose of any of the Domain Name Collateral or the rights and remedies of the Lender in relation thereto (including but not limited to the levy of any legal process against any of the Domain Name Collateral).

7.    REMEDIES.

If any Event of Default shall have occurred and be continuing, then upon notice by the Lender to any Assignor: (i) such Assignor shall immediately cease and desist from the use of the Domain Names; and (ii) the Lender shall have, in addition to all other rights and remedies given it by this Agreement (including, without limitation, those set forth in Section 2.2), the Loan Agreement, and any other related financing documents, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction and, without limiting the generality of the foregoing, the Lender may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to such Assignor, all of which are hereby expressly waived, and without advertisement, sell or, to the extent permitted by Applicable Law, license at public or private sale or otherwise realize upon the whole or from time to time any part of the Domain Name Collateral, or any interest which such Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Domain Name Collateral all expenses (including all expenses for broker’s fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations. Notice of any sale, license or other disposition of any of the Domain Name Collateral shall be given to such Assignor at least ten (10) days before the time that any intended public sale or other public disposition of such Domain Name Collateral is to be made or after which any private sale or other private disposition of such Domain Name Collateral may be made, which such Assignor hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Lender may, to the extent permitted under applicable law, purchase or license the whole or any part of the Domain Name Collateral or interests therein sold, licensed or otherwise disposed of.

8.    COLLATERAL PROTECTION.

If any Assignor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of any Assignor shall be breached, the Lender, in its own name or that of any Assignor (in the sole discretion of the Lender), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and Assignors agree promptly to reimburse the Lender for any cost or expense incurred by the Lender in so doing.

9.    POWER OF ATTORNEY.

If any Event of Default shall have occurred and be continuing, each Assignor does hereby make, constitute and appoint the Lender (and any officer or agent of the Lender as it may select in its exclusive discretion) as such Assignor’s true and lawful attorney-in-fact, with the power to endorse such Assignor’s name on all applications, documents, papers and instruments necessary for the Lender, to use any of the Domain Name Collateral, to grant or issue any exclusive or nonexclusive license of any of the Domain Name Collateral to any third person, or to take any and all actions necessary for the Lender to assign, pledge, convey or otherwise transfer title in or dispose of the Domain Name Collateral or any part thereof or interest therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts which such Assignor is obligated to execute and do hereunder. Each Assignor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof, and releases the Lender from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Lender under this power of attorney (except for the Lender’s gross negligence or willful misconduct). This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Agreement.

10.    FURTHER ASSURANCES.

Assignors shall, at any time and from time to time, and at their expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Lender may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Agreement, or to assure and confirm to the Lender the grant, perfection and priority of the security interest granted pursuant to the Loan Agreement and this Agreement.

11.    TERMINATION.

At such time as all of the Obligations have been finally paid and satisfied in full, this Agreement shall automatically terminate and the Lender shall, upon the written request and at the expense of the Assignors, execute and deliver to the Assignors all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignors the entire right, title and interest to the Domain

Name Collateral previously granted, assigned, transferred and conveyed to the Lender by the Assignors pursuant to this Agreement, as fully as if this Agreement had not been made, subject to any disposition of all or any part thereof which may have been made by the Lender pursuant to the Loan Agreement, this Agreement or otherwise.

12.    COURSE OF DEALING.

No course of dealing between the Assignors and the Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.    EXPENSES.

Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and legal expenses incurred by the Lender in connection with the preparation of this Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance or renewal fees, encumbrances or otherwise protecting, maintaining or preserving any of the Domain Name Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to any of the Domain Name Collateral, shall be borne and paid by the Assignors.

14.    NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE LENDER DOES NOT ASSUME ANY LIABILITIES OF ANY ASSIGNOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING ANY ASSIGNOR’S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE DOMAIN NAME COLLATERAL OR ANY PRACTICE, USE, LICENSE OR SUBLICENSE THEREOF, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY BORNE BY THE ASSIGNORS, AND THE ASSIGNORS SHALL INDEMNIFY THE LENDER FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING REASONABLE LEGAL FEES, INCURRED BY THE LENDER WITH RESPECT TO SUCH LIABILITIES. ASSIGNOR SHALL NOT BE LIABLE FOR AND SHALL HAVE NO INDEMNIFICATION OBLIGATION TO LENDER ARISING OUT OF OR BASED ON THE USE OF ANY DOMAIN NAME COLLATERAL FOLLOWING ANY ASSIGNMENT BY ANY ENTITY TO WHOM THE DOMAIN NAME COLLATERAL MAY BE SOLD, LICENSED OR TRANSFERRED TO BY OR ON BEHALF OF LENDER.

15.    RIGHTS AND REMEDIES CUMULATIVE.

The Lender’s rights and remedies with respect to the Domain Name Collateral, whether established hereby, by the Loan Agreement or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. This Agreement is supplemental to the Loan Agreement, and nothing contained herein shall in any way derogate from any of the rights or remedies of the Lender contained therein. Nothing contained in this Agreement shall be deemed to extend the time of attachment or perfection of or otherwise impair the security interest in any of the Collateral granted to the Lender, under the Loan Agreement.

16.    NOTICES.

All notices and other communications which are required and may be provided pursuant to the terms of this Agreement shall be provided in the manner, to the addresses, and with the effect as set forth in the Loan Agreement.

17.    AMENDMENT AND WAIVER.

This Agreement may not be amended or modified orally, but only by an instrument in writing executed on behalf of the Assignors and the Lender, except as provided in Section 5.2. The Lender shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Lender. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

18.    GOVERNING LAW; CONSENT TO FORUM; WAIVERS; SERVICE OF PROCESS.

(a)    GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

(b)    CONSENT TO FORUM. EACH ASSIGNOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH ASSIGNOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 16. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law. Nothing herein shall limit the right of Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Lender of any judgment or order obtained in any forum or jurisdiction.

(c)    WAIVERS BY ASSIGNORS. To the fullest extent permitted by Applicable Law, each Assignor waives (a) the right to trial by jury (which Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment (except notices expressly set forth in the Loan Documents), default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which an Assignor may in any way be liable, and hereby ratifies anything Lender may do in this regard; (c) except as expressly set forth in the Loan Documents, notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Lender to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Assignor acknowledges that the foregoing waivers are a material inducement to Lender entering into this Agreement and that Lender is relying upon the foregoing in its dealings with Assignors. Each Assignor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(d)    SERVICE OF PROCESS. ASSIGNORS IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 16. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

19.    COUNTERPARTS.

This Agreement may be executed and delivered in any number of counterparts. Each counterpart shall constitute an original, but all counterparts together shall constitute but one and the same agreement. This Agreement may be executed by facsimile signature or by other electronic means, such as portable document format (.pdf) or tagged image file format (TIFF), which shall constitute a legal and valid signature for purposes hereof.

20.    MISCELLANEOUS.

The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and Obligations hereunder shall be binding upon the Assignors and their successors and assigns, and shall inure to the benefit of the Lender, and its respective successors and assigns. In the event of any irreconcilable conflict between the provisions of this Agreement and the Loan Agreement, the provisions of the Loan Agreement shall control. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Assignors acknowledge receipt of a copy of this Agreement.

[Signature page follows.]

[Signature Page to Domain Name Collateral Assignment (GFIE)]

IN WITNESS WHEREOF, this Domain Name Collateral Assignment and Security Agreement has been executed as of the day and year first above written.

ASSIGNORS:

BLYTH, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

BLYTH HOME EXPRESSIONS, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

BLYTH DIRECT SELLING HOLDINGS, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

BLYTH CATALOG AND INTERNET HOLDINGS, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

PURPLE TREE, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE HOLDINGS, INC.

By:_______________________________

Name: Michael S. Novins
Title: Vice President

SILVER STAR BRANDS, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE GIFTS, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

BJI CORPORATION

By:_________________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE WORLDWIDE, LLC

By:_______________________________
Name: Michael S. Novins
Title: Vice President

CANDLE CORPORATION OF AMERICA (DELAWARE)

By:_________________________________
Name: Michael S. Novins
Title: Vice President

CANDLE CORPORATION OF AMERICA

By:_________________________________
Name: Michael S. Novins
Title: Vice President

KWA, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

LENDER:

GFIE, LLC

By:
Name:    Robert B. Goergen
Title:    Manager

SCHEDULE A

Registered Domain Names:

See attached.

Unregistered Variations of Domain Names:

None.

Pending Domain Name Applications:

None.

SCHEDULE B

Existing Licenses

License granted by Assignors:

The limited non-exclusive non-transferable, worldwide, royalty-free license granted by Silver Star Brands, Inc. (f/k/a Miles Kimball Company) (“Silver Star”) to Integrated Marketing Solutions, Inc. and DM Services, Inc. in the following under the Agreement for Credit Services, dated as of March 1, 2012, among Silver Star, Integrated Marketing Solutions, Inc. and DM Services, Inc.: Silver Star’s name, URLs, logos, trademarks, service marks, patents, trade secrets, copyrights, industrial design, tag lines, photographs, menus, slogans, trade dress and other proprietary descriptions and intellectual property, for the purpose of development and creation of promotional materials and consumer credit communications, subject to Silver Star’s prior approval.

[Signature page to Assignment of Domain Names (GFIE)]

EXHIBIT 1

ASSIGNMENT OF DOMAIN NAMES

WHEREAS, Blyth, Inc., a Delaware corporation (“Blyth”), Blyth Home Expressions, Inc., a Delaware corporation (“Blyth Home”), Blyth Direct Selling Holdings, Inc., a Delaware corporation (“Blyth Direct”), Blyth Catalog & Internet Holdings, Inc., a Delaware corporation (“Blyth CI”), Purple Tree, Inc., a Delaware corporation (“Purple Tree”), PartyLite Holding, Inc., a Delaware corporation (“PartyLite Holding”), Silver Star Brands, Inc., a Wisconsin corporation (“Silver Star”), PartyLite Gifts, Inc., a Virginia corporation (“PartyLite Gifts”), BJI Corporation, a Delaware corporation (“BJI”), PartyLite Worldwide, LLC, a Delaware limited liability company (“PartyLite WW”), Candle Corporation of America (Delaware), a Delaware corporation (“Candle Corp (DE)”), Candle Corporation of America, a New York corporation (“Candle Corp”), and KWA, Inc., a Minnesota corporation, (“KWA” and together with, Blyth, Blyth Home, Blyth Direct, Blyth CI, Purple Tree, PartyLite Holding, Silver Star, Partylite Gifts, BJI, PartyLite WW, Candle Corp (DE), and Candle Corp, collectively, the “Assignors” and each an “Assignor”), have developed and used and are using the domain names (the “Domain Names”) identified on the Annex hereto, and are the owner of the registrations of and pending registration applications for such Domain Names as identified on such Annex; and

WHEREAS, GFIE, LLC, a Florida limited liability company (the “Assignee”) is desirous of acquiring the Domain Names and the registrations thereof and registration applications therefor;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignors do hereby assign, sell and transfer unto the Assignee all right, title and interest in and to the Domain Names, together with the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Domain Names.

This Assignment of Domain Names is intended to and shall take effect as a sealed instrument at such time as the Assignee shall complete this instrument by signing its acceptance of this Assignment of Domain Names below.

[Signature Page to Follow]

[Signature page to Assignment of Domain Names (GFIE)]

IN WITNESS WHEREOF, the Assignors, each by its duly authorized officer, has executed this assignment, as an instrument under seal, on this ___ day of _________, ____.
ASSIGNORS:

BLYTH, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

BLYTH HOME EXPRESSIONS, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

BLYTH DIRECT SELLING HOLDINGS, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

BLYTH CATALOG AND INTERNET HOLDINGS, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

PURPLE TREE, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE HOLDINGS, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

SILVER STAR BRANDS, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE GIFTS, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

BJI CORPORATION

By:_________________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE WORLDWIDE, LLC

By:_______________________________
Name: Michael S. Novins
Title: Vice President

CANDLE CORPORATION OF AMERICA (DELAWARE)

By:_________________________________
Name: Michael S. Novins
Title: Vice President

CANDLE CORPORATION OF AMERICA

By:_________________________________
Name: Michael S. Novins
Title: Vice President

KWA, INC.

By:_________________________________
Name: Michael S. Novins
Title: Vice President

The foregoing assignment of the Domain Names by the Assignor to the Assignee is hereby accepted as of the ___ day of _________, _____.

GFIE, LLC

By:
Name:    Robert B. Goergen
Title:    Manager

ANNEX

Registered Domain Names:

See attached.

Unregistered Variations of Domain Names:

None.

Pending Domain Name Applications:

None.